EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION   1350,
AS ADOPTED PURSUANT TO
SECTION   906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form   10-Q of Southwall Technologies Inc. (the “Company”), for the quarter ended September 30, 2007 , as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Eugene Goodson, the Principal Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section   1350, as adopted pursuant to Section   906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 5, 2008	By:	/s/ R. Eugene Goodson
Dr. .R . Eugene Goodson
Principal Executive Officer
Executive Chairman

A signed original of this written statement required by Section   906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section   906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-K, this certification is being “furnished” as Exhibit   32.1 to the Company's quarterly report and shall not be deemed “filed” for purposes of Section   18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.